UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2014

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

ASV Joint Venture

On October 29, 2014, Manitex International, Inc. (the “Company”) entered into a joint venture arrangement (the “Joint Venture”) with Terex Corporation (“Terex”), pursuant to which the Company will acquire a 51% stake in Terex’s A.S.V., Inc. subsidiary (“ASV”), with Terex retaining the remaining 49% of ASV. ASV, which manufactures a broad product line of technology-leading compact rubber-track and skid-steer loaders and accessories, has been a wholly-owned subsidiary of Terex since 2008.

In connection with the Joint Venture arrangement, the Company and Terex entered into a Stock Purchase Agreement (the “ASV Stock Purchase Agreement”) pursuant to which the Company agreed to purchase 14,790,000 shares of ASV stock, which represents 51% of ASV’s issued and outstanding shares, for an aggregate consideration of $25,000,000.

The ASV Stock Purchase Agreement contains customary representations, warranties and covenants, and the consummation of the transactions contemplated by the ASV Stock Purchase Agreement is subject to customary closing conditions. The transactions contemplated by the ASV Stock Purchase Agreement are expected to close in the fourth quarter of 2014.

The description of the ASV Stock Purchase Agreement set forth above is not complete and is qualified in its entirety by reference to the ASV Stock Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Common Stock and Convertible Debenture Purchase Agreement

Separately, on October 29, 2014, the Company and Terex entered into a Common Stock and Convertible Debenture Purchase Agreement (the “Manitex Securities Purchase Agreement”), pursuant to which Terex agreed to invest an aggregate of $20,000,000 in Company common stock and a convertible debenture (the “Investment”). The number of shares of Company common stock to be issued to Terex at the closing will be based upon a $12.5 million investment amount and a price per share of common stock determined with reference to the daily volume weighted average price for a thirty day window prior to closing, subject to a floor and a ceiling. The convertible debenture will be $7.5 million in aggregate principal amount, will be subordinated, will carry a 5% per annum coupon, and will be convertible into Company common stock at the greater of (i) 25% above the daily volume weighted average price of Company common stock for a thirty day window prior to October 29, 2014, and (ii) 10% above the daily volume weighted average price of Company common stock for a thirty day window prior to closing, in all cases subject to a maximum conversion price of $16.75 per share of Company common stock.

The Investment was made in reliance upon the exemptions from registration provided by Rule 506 and Section 4(2) of the Securities Act of 1933, and is expected to close in the fourth quarter of 2014.

The description of the Manitex Securities Purchase Agreement set forth above is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

A copy of the press release issued by the Company announcing the Joint Venture transaction and the Investment transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under the heading “Common Stock and Convertible Debenture Purchase Agreement” in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/S/ DAVID H. GRANSEE
Name:	David H. Gransee
Title:	Vice President and CFO

Date: November 3, 2014

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Stock Purchase Agreement, dated October 29, 2014, between Manitex International, Inc. and Terex Corporation.

10.1	Common Stock and Convertible Debenture Purchase Agreement, dated October 29, 2014, between Manitex International, Inc. and Terex Corporation.

99.1	Press Release dated October 29, 2014.

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of omitted schedules and exhibits will be furnished supplementally to the Securities and Exchange Commission upon request.